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                                                               HEI Exhibit 11(a)
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Hawaiian Electric Industries, Inc. and subsidiaries
COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
(unaudited)

                                                              Three months ended
                                                                   March 31,
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(in thousands, except per share data)                           1995       1994
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
Net income.................................................   $17,847    $11,788
                                                              =======    =======

Average number of common shares outstanding................    28,772     27,768
                                                              =======    =======

Earnings per common share..................................     $0.62      $0.42
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